UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2016

Crypto-Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-200760	32-0439333
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

711-8 Lee Centre Dr.

Scarborough, ON, Canada, M1H 3H8

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 702-290-8649

 __________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

On August 3, 2016, Gordon Hum, the Company's director, President, Treasurer, Secretary, Chief Executive Officer, Chief Financial Officer and holder of 3,500,000 shares of the Company's common stock representing approximately 45.16% of the Company's issued and outstanding securities, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which he agreed to sell to Twelve (12) unrelated third parties (the "Purchasers"), all of his securities of the Company, for aggregate cash consideration of Thirty-five thousand dollars ($35,000) as set forth below:

Name	No. of Shares	Percentage of Issued and Outstanding
GUO XIAO HUA	150,000	1.94%
CHEN XING XIANG	320,000	4.13%
QIU DAI NU	320,000	4.13%
YUE QING	310,000	4.00%
ZHOU XIU LAN	310,000	4.00%
WU WEI TING	310,000	4.00%
SHEN XIN LONG	310,000	4.00%
CHENG MING HUA	300,000	3.87%
ZOU JUN	300,000	3.87%
YE ZIHAO	300,000	3.87%
ZHOU FA LAN	290,000	3.74%
JIANG LI PING	280,000	3.61%
Total	3,500,000	45.16%

The new shareholders have no direct family relationships to officers/directors of CRYT.

On August 3, 2016, Edwin Jong, the Company's director, Vice President and holder of 1,500,000 shares of the Company's common stock representing approximately 19.35% of the Company's issued and outstanding securities, entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which he agreed to sell to Five (5) unrelated third parties (the "Purchasers"), all of his securities of the Company, for aggregate cash consideration of Fifteen thousand dollars ($15,000) as set forth below:

Name	No. of Shares	Percentage of Issued and Outstanding
HE RUN HUA	350,000	4.51%
LIU YUAN QING	340,000	4.39%
FAN YE HUA	320,000	4.13%
PAN HONG ZHI	320,000	4.13%
GUO XIAO HUA	170,000	2.19%
Total	1,500,000	19.35%

The new shareholders have no direct family relationships to officers/directors of CRYT.

The acquisition consummated on August 3, 2016, and a change in control occurred in the Board of Directors and executive management of the Company. In connection with the sale of the Company’s securities, Gordon Hum, the Company's director, President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer and Edwin Jong, the Company’s director and Vice President, resigned from all of his positions with the Company effective August 3, 2016. Concurrently therewith, Mr. Shen Xinlong was appointed to serve as the sole director, President, Treasurer, Secretary, Chief Executive Officer and Chief Financial Officer of the Company. Mr. Shen holds 310,000 shares of the Company. Mr. Shen has no direct family relationships any of the Company’s directors or executive officers, or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Shen Xinlong, age 35, has more than 10-year experience in electronic appliances trading and marketing field in several China-based enterprises. He was graduated in 2003 from Xidian University in China with a bachelor degree in management and major in business administration.

In 2003, Mr. Shen started his first career as Overseas Sales in Shenzhen Yu Ou Electronics Co., Ltd., which produces and sells consumer electronics such as DVD and MP3 players. In 2005, he worked as an Overseas Trade Manager in Shenzhen Richtec Industry Co., Ltd., which is a high-tech corporation and a global exporter and manufacturer specializing in developing, producing and marketing home theater systems, i-Pod/Mp3/mobile speakers and car speakers. In 2008, he worked as an Overseas Trade Manager in Shenzhen Zhongmeipeng Industry Co., Ltd., which is an integrated trading company producing industrial products and consumer electronics. Mr. Shen, as Overseas Trade Manager in these two firms, was responsible for leading marketing team to conduct overseas marketing for company’s products.

From Dec 2013 to Sep 2014, Mr. Shen served as Vice President in Shenzhen Boao Asset Management Consulting Service Co., Ltd., which is a financial consulting firm providing professional financial services including asset management and financial planning services to clients. In order to solve clients’ financial issues, he was dedicated to offer comprehensive, integrated and tailor-made in-depth financial advisory services.

From Sep 2014 to present, Mr. Shen has served as Chairman of the Board in Qianhai Shenzhen Xinzilong Media Co., Ltd., which specializes in production of film, video and media and entertainment programs. In addition, the Company manages various events ranging from cultural activities to conferences and exhibitions and provides advisory services. Mr. Shen is responsible for managing media production and sales and marketing. Moreover, he gives professional advice to clients related to branding, marketing and advertising.

Since 2014, Mr. Shen has served as Vice Chairman in Chinacom Investment Association, which was mutually found by Chinese merchants and entrepreneurs. It aims at providing integrated information platform service to facilitate communication between association members and government departments and bilateral and multilateral trade and investment activities.

Mr. Shen’s experience in the financial industry and his valuable marketing experience have led the Board of Director to determine that he should serve as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Crypto-Services, Inc.
Date: August 8, 2016

	By:	/s/ SHEN XINLONG
SHEN XIN LONG
Principal Executive, Financial Officer and Chief Accounting Officer)